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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
24/7 Real Media, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-118747, 333-112729, 333-111991, 333-109925, 333-108422, 333-106252, 333-100583, 333-89985, 333-47074, and 333-34020) on Form S-3 and (Nos. 333-122041, 333-100582, 333-87714, 333-83287, 333-66995, 333-56308, and 333-35306) on Form S-8 of 24/7 Real Media, Inc. of our report dated March 1, 2005 with respect to the consolidated financial statements, which report appears in the December 31, 2004 Annual Report on Form 10-K of 24/7 Real Media, Inc. and of our report dated April 12, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in the December 31, 2004 Annual Report on Form 10-K/A of 24/7 Real Media, Inc.

                      /s/ GOLDSTEIN GOLUB KESSLER LLP

New York, NY
April 12, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM